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                                                                    Exhibit 10.5

                            FIRST AMENDMENT TO LEASE

     This First Amendment to Lease (this "Amendment") is made as of May 6, 2004 by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("LANDLORD"), and Incyte Corporation, a Delaware corporation ("TENANT"), in the following factual context:

     A. Landlord and Tenant, formerly known as Incyte Pharmaceuticals, Inc., are the parties to that certain Lease dated as of June 19, 1997, as amended by
(i) Notice of Commencement Date dated October 28, 1998, (ii) Notice of Base Rent and Rentable Area dated November 24, 1998, and (iii) Notice of Rent Commencement Date and Expiration Date dated November 24, 1998 (as so amended, the "LEASE"), under which Tenant leases from Landlord a two-story building commonly known as 3160 Porter Drive in Palo Alto, California, as more particularly described in the Lease. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Lease.

     B. Landlord and Tenant now desire to further amend the Lease as provided in this Amendment.

     NOW THEREFORE, the parties hereby agree as follows:

     1. BASIC LEASE INFORMATION. Article 1 of the Lease is hereby amended to modify the following terms:

          Building Address/Address of Tenant:  3160 Porter Drive
                                               Palo Alto, CA 94304
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     2.   PREMISES. The last four sentences of Section 3.1 of the Lease, and all references in the Lease (including, without limitation, in Article 14 of the Lease) to "Ground Lease," and "Ground Lessee" are hereby deleted. The defined term "Ground Lease Property" shall be replaced with the defined term "3160/3170 Porter Drive Site", which shall mean the total area of both the Premises and the land and improvements adjacent to the Premises that are commonly identified as 3170 Porter Drive, and currently leased to Lockheed Martin Corporation.

     3. USE. Section 7.1 of the Lease is hereby amended to delete the second sentence of such section and to substitute the following:

          "For the purposes of this Lease, "research and development" means uses primarily related to the study, testing, engineering, design, analysis and experimental development of products, processes, or services related to current or new technologies. Research and development may include limited manufacturing, fabricating, processing, assembling or storage of prototypes, products or materials, or similar related activities, where such activities are incidental to research, development or evaluation. Examples of research and development uses include, but are not limited to, computer software and hardware firms, electronic research firms, biotechnical firms, medical device firms, and pharmaceutical research laboratories. Related administrative uses, such as (a) finance, marketing, sales, accounting, purchasing, or corporate offices, (b) provisions of services to others on or off-site, and (c) related educational uses, may also be included provided they remain supportive to the primary uses of research and development and are part of the same research and development firm. Related administrative uses may constitute up to ninety percent (90%) of the Rentable Area of the Premises so long as at least ten percent (10%) of such Rentable Area is devoted to the primary uses of research and development."


     4. INITIAL IMPROVEMENT WORK. The parties agree that the terms and conditions of Sections 8.1 and 8.2 have been fully performed and are no longer applicable to the Lease; provided, however, Tenant's acceptance of the Premises pursuant to Section 8.2 remains subject to latent defects.

     5. LANDLORD'S INDEMNITY. Landlord's indemnity as set forth in Section 8.4 shall also benefit any assignee of Tenant's leasehold estate, and any subtenant that subleases the entire Premises for substantially all of the remaining term of the Lease.


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     6.   ALTERATIONS. Notwithstanding anything to the contrary in Article 9 of the Lease or elsewhere in the Lease, Landlord hereby acknowledges and agrees that Tenant shall not be obligated or required to remove, upon the Termination Date, any Alterations existing in the Premises as of the date of this Amendment. In addition, the following modifications are hereby made to Article 9 of the
Lease:

          (a) The phrase "Notwithstanding the foregoing" at the beginning of the second sentence of Section 9.1 is hereby deleted and replaced with the following: "Notwithstanding the foregoing, after completion of Tenant's initial improvements to the Premises, . . "

          (b) All references to the "Tenant Improvement Allowance" in Section
          9.5 are hereby deleted.

     7. INDEMNITY. Tenant's indemnity with respect to the condition of the Premises or any occurrence on the Premises, as set forth in clause (c) of
Section 21.1(a) of the Lease, is hereby modified to add the following words after the word "Agents": "or to the extent of Landlord's liability pursuant to
Section 8.4 of this Lease."

     8. CONFIDENTIALITY. The second sentence of Article 28 of the Lease is hereby modified to add the following at the end thereof: "but does not include, and shall not be deemed to include, disclosures by either party as required (a) to comply with the rules of any exchange upon which the disclosing party's shares are traded, (b) to comply with the requirements of applicable law, or (c) to facilitate any sale or financing of the Premises or the land underlying the Premises, so long as any party who receives any of the information described in the first sentence of this Article 28 in connection with such sale or financing agrees in writing to maintain the confidentiality of such information pursuant to the first sentence of this Article 28."

     9. EFFECT OF AMENDMENT. As modified by this Amendment, the Lease remains in full force and effect.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                THE BOARD OF TRUSTEES OF THE LELAND
                                STANFORD JUNIOR UNIVERSITY

                                By Stanford Management Company



                                By: /s/ Jean Snider
                                    -------------------------------
                                    Jean Snider, Managing Director
                                        Stanford Research Park



                                INCYTE CORPORATION


                                By: /s/ David Hastings
                                    -------------------------------

                                Its: EVP, CFO
                                     -------------------------------



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